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                                                                   EXHIBIT 99(a)


                             Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of First International Bancorp, Inc., dated January 25, 2001, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 25, 2001

                                          United Parcel Service, Inc.

                                          By: /s/ Joseph P. Moderow
                                              ----------------------------------
                                              Name: Joseph P. Moderow
                                              Title: Senior Vice President



                                          Stag Merger Company, Inc.

                                          By: /s/ Robert J. Bernabucci
                                              ----------------------------------
                                              Name:  Robert J. Bernabucci
                                              Title: President